EXHIBIT 4(c)(5)

                                                                  CONFORMED COPY



                              Dated June 29th, 2001










                    BEAR STEARNS GLOBAL ASSET HOLDINGS, LTD.



                             NOTE ISSUANCE AGREEMENT











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                                DEED OF GUARANTEE

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                                  ALLEN & OVERY
                                    New York

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              DEED OF GUARANTEE OF THE BEAR STEARNS COMPANIES INC.



THIS DEED OF GUARANTEE is given by way of deed poll on June 29th, 2001 by THE BEAR STEARNS COMPANIES INC. (the "Guarantor").

WHEREAS:

(A) The Guarantor has agreed to guarantee the obligations of Bear Stearns Global Asset Holdings, Ltd. (the "Issuer") under the Notes (the "Notes") to be issued from time to time by the Issuer pursuant to a Note Issuance Agreement dated June 24, 1997 and subsequently amended and restated on June 30, 2000 and supplemented on June 29th, 2001 (the "Note Issuance Agreement", which expression shall include the same as it may be amended, restated or supplemented from time to time) between the Issuer, the Guarantor and Chase Manhattan Bank as Agent (the "Agent") and the other parties named therein.

(B) The Guarantor has also agreed to guarantee the obligations of the Issue under the Deed of Covenant dated June 24, 1997 and subsequently amended and restated on June 30, 2000 and on June 29th, 2001 and executed by the Issuer and relating to the Notes.

(C) Terms defined or used in the Terms and Conditions of the Notes (the "Conditions") and in the Note Issuance Agreement and not otherwise defined in this Guarantee shall have the same meaning when used in this Guarantee.

NOW THIS DEED WITNESSES as follows:

1. Save in relation to all Series of Notes issued during the period up to and including the day last preceding the date of this Deed of Guarantee and any Notes issued on or after the date of this Deed of Guarantee so as to be consolidated and form a single Series with the Notes of any Series issued during the period up to and including such last preceding day, with effect on and from the date of this Deed of Guarantee the provisions of the Original Deed of Guarantee dated June 24, 1997 as originally entered into and the provisions of the Deed of Guarantee dated June 30, 2000, as subsequently entered into shall each cease to have effect and in lieu thereof the provisions of this Deed of Guarantee shall have effect.

2. The Guarantor hereby irrevocably and unconditionally guarantees to each Noteholder and Couponholder:

      (a) the due and punctual payment in accordance with the Conditions of the principal of and premium (if any) and interest on and payment and delivery of Securities Amount(s) (if any) in respect of the Notes and of any other amounts payable by the Issuer under the Notes and the due and punctual payment and delivery of all amounts payable by the Issuer under the Deed of Covenant; and

      (b) the due and punctual performance and observance by the Issuer of each of the other provisions of the Notes and the Deed of Covenant on the part of the Issuer to be performed or observed.

3. If the Issuer fails for any reason whatsoever punctually to pay any such principal, premium, interest or other amount or to pay or deliver the Securities Amount(s) (if any), the Guarantor shall cause each and every such payment and delivery to be made as if the Guarantor instead


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      of the Issuer were expressed to be the primary obligor under the Notes and the Deed of Covenant and not merely as surety (but without affecting the nature of the Issuer's obligations) to the intent that the holder of the relevant Note shall receive the same amounts in respect of principal, premium, interest or such amount and the same Securities Amounts as would have been receivable had such payments or deliveries been made by the Issuer.

4. If any payment or delivery of Securities Amount(s) (if any) received by any Noteholder or Couponholder under the Notes or the Deed of Covenant shall (whether on the subsequent bankruptcy, insolvency or corporate reorganisation of the Issuer or, without limitation, on any other event) be avoided or set aside for any reason, such payment or delivery shall not be considered as discharging or diminishing the liability of the Guarantor and this Deed of Guarantee shall continue to apply as if such payment or delivery had at all times remained owing or due by the Issuer and the Guarantor shall indemnify the Noteholders and/or Couponholders (as the case may be) in respect thereof PROVIDED THAT the obligations of the Issuer and/or the Guarantor under this sub-clause shall, as regards each payment or delivery made to any Noteholders and/or Couponholder which is avoided or set aside, be contingent upon such payment or delivery being reimbursed or returned to the Issuer or other persons entitled through the Issuer.

5. The Guarantor hereby agrees that its obligations under this Deed shall be unconditional and that the Guarantor shall be fully liable irrespective of the validity, regularity, legality or enforceability against the Issuer of, or of any defence or counter-claim whatsoever available to the Issuer in relation to, its obligations under the Notes or the Deed of Covenant, whether or not any action has been taken to enforce the same or any judgment obtained against the Issuer, whether or not any of the other provisions of the Notes or the Deed of Covenant have been modified, whether or not any time, indulgence, waiver, authorisation or consent has been granted to the Issuer by or on behalf of the Noteholders and/or Couponholders, whether or not there have been any dealings or transactions between the Issuer and any of the Noteholders and/or Couponholders, whether or not the Issuer has been dissolved, liquidated, merged, consolidated, bankrupted or has changed its status, functions, control or ownership, whether or not the Issuer has been prevented from making payment by foreign exchange provisions applicable at its place of registration or incorporation and whether or not any other circumstances have occurred which might otherwise constitute a legal or equitable discharge of or defence to a guarantor. Accordingly the validity of this Deed of Guarantee shall not be affected by reason of any invalidity, irregularity, illegality or unenforceability of all or any of the obligations of the Issuer under the Notes or the Deed of Covenant and this guarantee shall not be discharged nor shall the liability of the Guarantor hereunder be affected by any act, thing or omission or means whatever whereby its liability would not have been discharged if it had been the principal debtor.

6. The Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of dissolution, liquidation, merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to the Notes or the Deed of Covenant or the indebtedness evidenced thereby and all demands whatsoever and covenants that this guarantee shall be a continuing guarantee, shall extend to the ultimate balance of all sums payable and obligations owed by the Issuer under the Notes or the Deed of Covenant, shall not be discharged except by complete performance of the obligations in this guarantee and is additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from the Guarantor or otherwise.

7. If any moneys shall become payable or any Securities Amount(s) shall become payable and/or deliverable by the Guarantor under this guarantee, the Guarantor shall not, so long as the same remain unpaid or undelivered (as the case may be):

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      (a)   in respect of any amounts paid or delivered by it under this guarantee, exercise any rights of subrogation or contribution or, without limitation, any other right or remedy which may accrue to it in respect of or as a result of any such payment or delivery; or

      (b) in respect of any other moneys for the time being due to the Guarantor by the Issuer, claim payment thereof or exercise any other right or remedy;

      (including in either case claiming the benefit of any security or right of set-off). If, notwithstanding the foregoing, upon the bankruptcy, insolvency or liquidation of the Issuer, any payment, delivery or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, shall be received by the Guarantor before payment and delivery in full of all amounts payable and deliverable under this guarantee shall have been made to the Noteholders and the Couponholders, such payment, delivery or distribution shall be received by the Guarantor on trust to pay or deliver the same over immediately to the Agent and the Registrar (as the case may be) for application in or towards the payment or delivery of all sums due and unpaid under the Notes and the Deed of Covenant.

8. The obligations of the Guarantor under this guarantee constitute direct, unconditional and (subject to the provisions of Condition 3) unsecured obligations of the Guarantor and (subject as aforesaid) rank and will rank pari passu with all other outstanding unsecured and unsubordinated obligations of the Guarantor, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors' rights.

      The Guarantor agrees to comply with and perform all the undertakings, covenants and agreements expressed to be given by it pursuant to the Conditions (including, without limiting the generality to the foregoing, Conditions 3 and 8).

9. The Guarantor will pay any stamp and other duties and taxes, including interest and penalties, payable on or in connection with the execution of this Deed and any action taken by any Noteholders and the Couponholder to enforce the provisions of this Deed.

10. The Guarantor hereby warrants, represents and covenants with each Noteholder and Couponholder that it has all corporate power, and has taken all necessary corporate or other steps to enable it to execute, deliver and perform this Deed, and that this Deed constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms subject to the laws of bankruptcy and other laws affecting the rights of creditors generally.

11. This Deed shall take effect as a Deed Poll for the benefit of the Noteholders and the Couponholders from time to time and for the time being. This Deed shall be deposited with and held by the Agent until all the obligations of the Guarantor hereunder have been discharged in full.

12. The Guarantor hereby acknowledges the right of every Noteholder and Couponholder to the production of, and the right of every Noteholder and Couponholder to obtain (upon payment of a reasonable charge) a copy of, this Deed, and further acknowledges and covenants that the obligations binding upon it contained herein are owed to, and shall be for the account of, each and every Noteholder and Couponholder, and that each Noteholder and Couponholder shall be entitled severally to enforce the said obligations against the Guarantor.

13. This Deed is governed by, and shall be construed in accordance with, the laws of England.

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      The Guarantor hereby irrevocably agrees, for the exclusive benefit of the
      Noteholders and Couponholders, that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Deed and that accordingly any suit, action or proceedings (together referred to as "Proceedings") arising out of or in connection with this Deed may be brought in such courts. The Guarantor hereby irrevocably waives any objection which it may have now or hereafter to the laying of the venue of any such Proceedings in any such court and any claim that any such Proceedings have been brought in an inconvenient forum and hereby further irrevocably agrees that a judgment in any such Proceedings brought in the English courts shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction. Nothing contained in this clause shall limit any right to take Proceedings against the Guarantor in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

      The Guarantor hereby appoints Bear Stearns International Trading Limited as its registered office at One Canada Square, London E14 5DB as its agent for service of process, and undertakes that, in the event of Bear Stearns International Trading Limited ceasing so to act or ceasing to be registered in England, it will appoint another person as its agent for service of process in England in respect of any Proceedings.



EXECUTED as a deed by THE         )
BEAR STEARNS COMPANIES            )
INC. by Barbara Bishop            )           BARBARA BISHOP
acting under the authority of     )
that company, in the presence of: )


Witness:    MIMI KA

Name:       Mimi Ka

Address:    245 Park Avenue, New York, NY 10167

Occupation: Attorney




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